                                                                    Exhibit 10.9

                                STREAMLINE, INC.

                        WAIVER AND MODIFICATION AGREEMENT


         This Waiver and Modification Agreement (this "Agreement"), dated as of September 23, 1997, is by and among Streamline, Inc., a Delaware corporation (the "Company") and the persons listed on SCHEDULE 1 attached hereto (the "Investors").

         WHEREAS, the Company and certain of the Investors (the "Initial Investors," and those Investors which are not Initial Investors being referred to hereinafter as the "New Investors") (i) entered into a certain Stock Purchase Agreement, dated June 13, 1997 (the "Stock Purchase Agreement"), whereby the Initial Investors agreed to purchase up to an aggregate of 100,000 shares of the Company's Preferred Stock, par value $1.00 per share ("Preferred Stock"), consisting of shares of the Company's Series B Convertible Preferred Stock (the "Series B Preferred") and shares of the Company's Series C Preferred Stock (the "Series C Preferred") and (ii) entered into a Registration Rights Agreement, dated June 13, 1997 (the "Registration Rights Agreement");

         WHEREAS, on June 13, 1997 (the "First Closing Date"), the Initial Investors purchased an aggregate of 20,000 shares of Series B Preferred and 10,000 shares of Series C Preferred at the First Closing contemplated by the Stock Purchase Agreement;

         WHEREAS, the Stock Purchase Agreement contemplates that the Company shall sell and issue to the Initial Investors and certain other persons, and the Investors and such other persons shall purchase from the Company, up to an additional 70,000 shares of Preferred Stock (the "Second Closing Shares") upon satisfaction of certain conditions, at a second closing to take place no later than September 5, 1997;

         WHEREAS, the Company and the Investors are desirous of providing for the sale and issuance of the Second Closing Shares to the Initial Investors and New Investors listed under the caption "Second Closing" on SCHEDULE 1 attached hereto, at a second closing to take place on the date hereof; and

         WHEREAS, to facilitate the sale and issuance by the Company of the Second Closing Shares, the Company and the Investors wish to modify the Stock Purchase Agreement and the Registration Rights Agreement as provided herein;

         NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby agree as follows:

I.       STOCK PURCHASE AGREEMENT

         SECTION 1. DEFINITIONS

         Capitalized terms not otherwise defined herein shall have the same meaning given those terms in the Stock Purchase Agreement.

         SECTION 2. WAIVER AND CONSENT

              (a) The Company and the Initial Investors hereby waive the requirement in Section 2.2(b) of the Stock Purchase Agreement that the Second Closing take place no later than September 5, 1997, and the Company and the Investors hereby consent to effect the Second Closing on the date hereof, subject to and upon the terms and conditions set forth in the Stock Purchase Agreement as modified and supplemented by this Agreement.

              (b) The Initial Investors hereby waive certain preemptive rights with respect to issuances of capital stock by the Company (the "Preemptive Rights"), pursuant to Article Fourth, Section B.8 of the Company's Certificate of Incorporation, as in effect on the date hereof (the "Charter") with respect to the issuance to General Electric Capital Corporation, a New York corporation ("GE Capital"), on the date hereof, of a warrant (the "GE Warrant") to purchase up to 285, 714 shares of Common Stock.

         SECTION 3. ADDITIONAL PARTIES

         The Stock Purchase Agreement is hereby amended and modified to add the New Investors as parties thereto for all purposes thereof. From and after the date hereof, the New Investors shall have all of the rights and obligations applicable to Investors under the Stock Purchase Agreement as amended hereby. In the case of GE Capital, the parties acknowledge that the Second Closing Shares issued to GE Capital at the Second Closing are issued in satisfaction of, and not in addition to, the Company's obligation to issue up to 20,000 shares of Series B Preferred upon satisfaction of certain conditions set forth in a certain letter agreement between the Company and GE Capital, dated as of May 30, 1997.

         Each New Investor hereby acknowledges that it has received from the Company a copy of each of the Stock Purchase Agreement (together with all of the schedules and exhibits thereto) and the Registration Rights Agreement.

         SECTION 4. MODIFICATION TO, AND SUPPLEMENTATION OF, THE STOCK PURCHASE
                    AGREEMENT.

         The Stock Purchase Agreement is hereby modified and supplemented as follows:

              (a) SCHEDULES 1, 3.4, 3.13 and 3.15 of the Stock Purchase Agreement are hereby deleted and replaced in their entirety with SCHEDULES 1, 3.4, 3.13 and 3.15, respectively, attached hereto.

         (b) SCHEDULES 3.7, 3.8 and 3.12 of the Stock Purchase Agreement are hereby amended and supplemented with the Annexes to such Schedules attached hereto.

         (c) The definition of "Investors" in the Stock Purchase Agreement is hereby amended to mean those Investors listed on SCHEDULE 1 attached hereto.

         (d) The definition of "Financial Statements" in the Stock Purchase Agreement is hereby amended by inserting after clause (ii) thereof the following phrase: "and (iii) an unaudited balance sheet and statement of operations and cash flows of the Company as at and for the seven months ended July 31, 1997."

         (e) Subparagraphs (a) and (b) of Section 3.4 of the Stock Purchase Agreement is hereby deleted and replaced with the following:

         SECTION 3.4. CAPITAL STOCK.

                 (a) As of the date hereof and as of the Closing Date, the authorized capital stock of the Company shall consist of 25,000,000 shares of Common Stock, of which 6,930,064 shares are issued and outstanding, and 300,000 shares of Preferred Stock, $1.00 par value per share, of which (i) 100,000 shares have been designated as Series A Convertible Preferred Stock ("Series A Preferred"), of which 50,000 shares are issued and outstanding, (ii) 100,000 shares have been designated as Series B Preferred, of which 20,000 shares are issued and outstanding, and (iii) 100,000 shares have been designated as Series C Preferred, of which 10,000 shares are issued and outstanding. At the Second Closing, if any, up to an additional 70,000 shares of Preferred Stock, consisting of shares of Series B Preferred and/or Series C Preferred shall have been, or shall be, issued in accordance with
         Section 2.2 hereof.

                 (b) Except for (i) options to purchase, in the aggregate, 1,307,500 shares of Common Stock, issued or authorized for issuance to certain employees and directors of and consultants to the Company, identified on SCHEDULE 3.4 hereto, (ii) warrants to purchase, in the aggregate, 300,000 shares of Common Stock, at an average weighted exercise price of $1.002 per share, issued to the parties identified on
         SCHEDULE 3.4 hereto, (iii) warrants issued to Intel Corporation ("Intel") to purchase, in the aggregate, 285,714 shares of Common Stock, at an exercise price of $3.50 per share, (iv) warrants to be issued to General Electric Capital Corporation ("GE Capital") at the Second Closing to purchase, in the aggregate, 285,714 shares of Common Stock at an exercise price of $3.50 per share with respect to twenty-five percent (25%) of such shares and at an exercise price equal to or greater than $4.20 with respect to the remaining seventy-five percent (75%) of such shares (in accordance with the exercise price adjustments set forth in such warrant) and (v) the issuance of shares pursuant to the terms hereof, no subscriptions, warrants, options, convertible debt, or securities, or any commitments, agreements, or rights of any kind with respect to securities of the

         Company are outstanding as of the date hereof or shall be outstanding as of the Closing Date.

                  (f) The date "March 31, 1997" in the first sentence of Section
3.14 of the Stock Purchase Agreement is hereby deleted and replaced with the date "December 31, 1996."

                  (g) The phrase "without the prior written consent of a majority in interest of the holders of then outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred (voting together as a class, with each such holder being entitled to the number of votes to which such holder would be entitled upon conversion of each share of Series A Preferred, Series B Preferred and Series C Preferred held of record by such holder)" in the first sentence of Section 6.7 of the Stock Purchase Agreement is hereby deleted and replaced with the following phrase:

         without the prior written consent of at least 66-2/3% in interest of the holders of then outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred (voting together as a class, with each such holder being entitled to one vote for each share of Series A Preferred, Series B Preferred and Series C Preferred held of record by such holder)

                  (h) Section 6.13 of the Stock Purchase Agreement is hereby deleted and replaced with the following:

                  SECTION 6.13. TERMINATION OF COVENANTS. The covenants of the Company contained in Sections 6.1, 6.3, 6.6, 6.7, 6.10, 6.14 and 6.16 shall terminate, and be of no further force or effect, upon the Company's first public offering of Common Stock, resulting in gross proceeds to the Company of at least $15,000,000 (and net proceeds of at least $14,000,000), at a price per share of at least $7.50.

                  (i) The Stock Purchase Agreement is hereby amended by inserting the following as Section 6.14 thereto:

                  SECTION 6.14. ANCILLARY FINANCING. In the event the Company proposes to enter into any arrangement for the provision of debt financing with respect to assets of the Company, including but not limited to leasing or secured or unsecured lending (a "Debt Financing"), or receives an offer for the provision of Debt Financing from any person (a "Prospective Financier"), then prior to negotiating any such arrangement, the Company shall give GE Capital the right to provide such Debt Financing on the following basis:

                           (i) The Company shall deliver a written request to GE
                  Capital to provide a proposal for Debt Financing (a "Financing Notice"). Within fifteen (15) business days after receipt of the Financing Notice, GE Capital shall deliver to the Company a proposal containing the material terms of such financing or shall notify the Company that it does not wish to provide such financing.

                           (ii) In the event that GE Capital notifies the
                  Company that it declines to deliver a proposal, then the Company shall be free to pursue negotiations with a Prospective Financier.

                           (iii) If GE Capital delivers a proposal to the
                  Company, then following delivery of such proposal, the Company shall not enter into any other arrangements for the provision of Debt Financing with any Prospective Financier on terms equal to or less favorable to the Company (taken as a whole) than those proposed by GE Capital in its proposal to the Company.

                           (iv) If sixty (60) days after delivery of such
                  proposal, the Company has failed to enter into definitive arrangements for the provision of Debt Financing that was the subject of the Financing Notice, then the Company's obligations under this Section 6.14 with respect to the provision of Debt Financing shall thereafter be subject to all of the restrictions and provisions of this Section 6.14.

                  (j) The Stock Purchase Agreement is hereby amended by inserting the following as Section 6.15 thereto:

                  SECTION 6.15. CO-DEVELOPMENT. The Company shall permit GE Capital or one of its Affiliates to participate, at no additional cost to GE Capital or such Affiliate, in any activities conducted by the next Streamline Consumer Learning Center organized by the Company prior to the year 2000 (which Streamline Consumer Learning Center is expected to be organized by the Company in 1998). Additionally, the Company agrees that, during 1998, it shall use commercially reasonable efforts to enter into arrangements with GE Capital or one of its Affiliates, on terms mutually agreeable to such parties, for the co-development of financial products or services to be offered to customers of the Company.

                  (k) The Stock Purchase Agreement is hereby amended by inserting the following as Section 6.16 thereto:

                  SECTION 6.16. PROHIBITION AGAINST CERTAIN REDEMPTIONS. So long as any shares of Series A Preferred, Series B Preferred or Series C Preferred are outstanding, the Company shall not, without the prior written consent of at least a majority in interest of the holders of then outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred (voting together as a class, with each such holder being entitled to one vote for each share of Series A Preferred, Series B Preferred and Series C Preferred held of record by such holder), (i) repurchase, redeem or otherwise acquire for consideration from any director, officer or holder of greater than 10% of Common Stock any shares of Common Stock then held of record by such person or (ii) furnish information regarding the Company or its operations in order to facilitate the sale of any shares of Common Stock by any such person.

         SECTION 5. REPRESENTATIONS AND WARRANTIES.

         The Company hereby represents and warrants to the Investors purchasing Second Closing Shares that the representations and warranties set forth in
Article 3 of the Stock Purchase Agreement, as supplemented and modified by this Agreement, are true and correct in all material respects at and as of the date hereof with the same effect as though made at and as of the date hereof, except to the extent that any of such representations and warranties were made as of a specified date, in which case such representations and warranties are true and correct as of such date. Each Investor purchasing Second Closing Shares hereby severally represents and warrants to the Company, with respect to itself only, that the representations and warranties set forth in Article 4 of the Stock Purchase Agreement are true and correct in all material respects at and as of the date hereof.

II.      REGISTRATION RIGHTS AGREEMENT

         SECTION 1. MODIFICATION TO THE REGISTRATION RIGHTS AGREEMENT

         The definition of "Registrable Shares" is hereby deleted and replaced in its entirely with the following:


                  "REGISTRABLE SHARES" shall mean, (i) with respect to each Investor (or its Permitted Transferee), any or all of the shares of Common Stock issued upon conversion of any or all of such Investor's (or Permitted Transferee's) shares of Preferred Stock, (ii) in the case of Intel, shall also include any shares of Common Stock issuable upon exercise of that certain warrant issued by the Company to Intel on June 13, 1997 and (iii) in the case of General Electric Capital Corporation ("GE"), shall also include any shares of Common Stock issuable upon exercise of that certain warrant issued by the Company to GE on September 23, 1997; PROVIDED, HOWEVER, that such securities shall cease to be Registrable Shares when the holder of such Registrable shares would be entitled to sell all of such securities within a three-month period pursuant to the provisions of Rule 144.

III.     GENERAL PROVISIONS

         SECTION 1. RATIFICATION.

         Except to the extent modified and/or supplemented by this Agreement, all of the terms, conditions and covenants of the Stock Purchase Agreement and the Registration

Rights Agreement are hereby ratified and confirmed and shall remain in full force and effect.

         SECTION 2. ENTIRE AGREEMENT.

         The Stock Purchase Agreement, the Registration Rights Agreement and this Agreement, together with the other writings referred to therein and herein and/or delivered pursuant thereto and/or hereto, contain the entire agreement among the parties with respect to the subject matter thereof and hereof and shall be read and construed together as a single agreement.

         SECTION 3. COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         SECTION 4. GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within the state without regard to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written.

                  STREAMLINE, INC.

                  By: /s/ Timothy A. Demello
                      ----------------------------------------------------------
                          Timothy A. DeMello
                          Chairman and Chief Executive Officer

                  INVESTORS:

                  RELIANCE INSURANCE COMPANY
                  on behalf of itself and its nominee, HARE & Co.

                  By: /s/ John P. Fitzsimmons
                      ----------------------------------------------------------
                          John P. Fitzsimmons
                          Vice President


                  PAINEWEBBER CAPITAL INC.

                  By: /s/ Dhananjay Pai
                      ----------------------------------------------------------
                          Dhananjay Pai
                          President


                  INTEL CORPORATION

                  By: /s/ Arvind Sodhani
                      ----------------------------------------------------------
                          Arvind Sodhani
                          Vice President and Treasurer


                  GENERAL ELECTRIC CAPITAL CORPORATION

                  By: /s/ Thomas A. Crowley
                      ----------------------------------------------------------
                          Thomas A. Crowley
                          Managing Director-Technology Ventures
                          (As Attorney in Fact)

                  SAP AMERICA, INC.

                  By: /s/ Kevin S. Mckay
                      ----------------------------------------------------------
                          Kevin S. McKay
                          Chief Operations Officer and Chief Financial Officer

                                   SCHEDULES


Schedule 1               Name of Investor, Number of Shares and Subscription Price
Schedule 3.4             Capitalization
Annex to Schedule 3.7    Consents
Annex to Schedule 3.8    Material Contracts
Annex to Schedule 3.12   Financial Statements
Schedule 3.13            Absence of Certain Undisclosed Liabilities
Schedule 3.15            Litigation